EXHIBIT 99.2

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 22, 2020, Martin Midstream Partners L.P. (the “Partnership”) announced the sale of certain assets used in connection with the Partnership's Mega Lubricants shore-based terminals business ("Mega Lubricants") to John W. Stone Oil Distributor, LLC. In consideration for the sale of these assets, the Partnership received net cash proceeds of $22.4 million at closing before transaction fees and expenses.

    The following unaudited pro forma condensed consolidated financial information is based upon the historical financial statements of the Partnership, adjusted to reflect the disposition of Mega Lubricants. Pro forma financial information is presented as of and for the nine months ended September 30, 2020 and the year ended December 31, 2019.

    The following unaudited pro forma condensed consolidated financial information of the Partnership should be read in conjunction with the related notes and with the historical consolidated financial statements of the Partnership and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated balance sheet reflects the disposition of Mega Lubricants as if it occurred on September 30, 2020 while the unaudited pro forma condensed consolidated statements of operations give effect to the disposition as if it occurred on January 1, 2019. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that the Partnership’s management believes are reasonable.

    The unaudited pro forma condensed consolidated financial information is presented for illustrative and informational purposes only and do not purport to be indicative of what the actual operating results or financial position would have been if the transaction described above had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements. For example, this financial information does not reflect any potential earnings from the use of the proceeds from the disposition or reductions of previously allocated corporate costs.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2020
(Dollars in thousands)

		Adjustments for Mega Lubricants
	MMLP			Pro Forma
	Historical			Consolidated
Assets
Cash	$1,862	$22,400	A	$1,862
		(22,400)	C
Accounts and other receivables, less allowance for doubtful accounts of $537	55,461	(2,211)	B	53,250
Product exchange receivables	212	—		212
Inventories	77,724	(3,772)	B	73,952
Due from affiliates	18,932	—		18,932
Fair value of derivatives	—			—
Other current assets	9,587	(135)	B	9,452
Assets held for sale	—	—		—
Total current assets	163,778	(6,118)		157,660

Property, plant and equipment, at cost	902,965	(18,635)	B	884,330
Accumulated depreciation	(506,645)	11,423	B	(495,222)
Property, plant and equipment, net	396,320	(7,212)		389,108

Goodwill	17,705	—		17,705
Right-of-use assets	23,201	(18)	B	23,183
Deferred income taxes, net	22,220	—		22,220
Other assets, net	3,116	—	B	3,116
Total assets	$626,340	$(13,348)		$612,992

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$31,979	$—		$31,950
		(29)	B
Trade and other accounts payable	45,326	(2,468)	B	42,858
Product exchange payables	3,044	—		3,044
Due to affiliates	467	—		467
Income taxes payable	335	—		335
Fair value of derivatives	391	—		391
Other accrued liabilities	23,153	(208)	B	22,945
Total current liabilities	104,695	(2,705)		101,990

Long-term debt, net	541,002	(22,400)	C	518,602
Finance lease obligations	348	—		348
Operating lease liabilities	16,005	(18)	B	15,987
Other long-term obligations	8,753	—		8,753
Total liabilities	670,803	(25,123)		645,680

Commitments and contingencies
Partners’ capital (deficit)	(44,463)	11,775	D	(32,688)
Total partners’ capital (deficit)	(44,463)	11,775		(32,688)
Total liabilities and partners' capital (deficit)	$626,340	$(13,348)		$612,992

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Nine Months Ended September 30, 2020
(Dollars in thousands, except per unit amounts)

		Adjustments for Mega Lubricants
	MMLP				Pro Forma
	Historical				Consolidated
Revenues:
Terminalling and storage	$61,088	$—			$61,088
Transportation	102,364	—			102,364
Sulfur services	8,744	—			8,744
Product sales:
Natural gas services	164,860	—			164,860
Sulfur services	74,879	—			74,879
Terminalling and storage	80,119	(20,832)	E		59,287
	319,858	(20,832)			299,026
Total revenues	492,054	(20,832)			471,222

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	139,036	—			139,036
Sulfur services	46,167	—			46,167
Terminalling and storage	64,242	(15,078)	E		49,164
	249,445	(15,078)			234,367
Expenses:
Operating expenses	138,589	(3,262)	E		135,327
Selling, general and administrative	30,659	—			30,659
Depreciation and amortization	45,858	(562)	E		45,296
Total costs and expenses	464,551	(18,902)			445,649

Other operating income, net	2,548	—			2,548
Gain on involuntary conversion of property, plant and equipment	4,522				4,522
Operating income	34,573	(1,930)			32,643

Other income (expense):
Interest expense, net	(32,245)	943	F		(31,302)
Gain on retirement of senior unsecured notes	3,484				3,484
Loss on exchange of senior unsecured notes	(8,516)				(8,516)
Other, net	7	—			7
Total other expense	(37,270)	943			(36,327)

Net loss before taxes	(2,697)	(987)			(3,684)
Income tax expense	(1,510)	—			(1,510)
Net loss	(4,207)	(987)			(5,194)
Less general partner's interest in net (income) loss	84	20			104
Less (income) loss allocable to unvested restricted units	8	2			10
Limited partners' interest in net loss	$(4,115)	$(965)		$—	$(5,080)

Net loss per limited partner unit - basic and diluted	$(0.11)				$(0.13)
Weighted average limited partner units - basic	38,654,891				38,654,891
Weighted average limited partner units - diluted	38,654,891				38,654,891

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 2019
(Dollars in thousands, except per unit amounts)

		Adjustments for Mega Lubricants
	MMLP			Pro Forma
	Historical			Consolidated
Revenues:
Terminalling and storage	$87,397	$—		$87,397
Transportation	159,622	—		159,622
Sulfur services	11,434	—		11,434
Product sales:
Natural gas services	366,502	—		366,502
Sulfur services	99,906	—		99,906
Terminalling and storage	122,257	(37,002)	E	85,255
	588,665	(37,002)		551,663
Total revenues	847,118	(37,002)		810,116

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	325,376	—		325,376
Sulfur services	65,893	—		65,893
Terminalling and storage	101,526	(28,298)	E	73,228
	492,795	(28,298)		464,497
Expenses:
Operating expenses	209,313	(4,507)	E	204,806
Selling, general and administrative	41,433	—		41,433
Depreciation and amortization	60,060	(752)	E	59,308
Total costs and expenses	803,601	(33,557)		770,044

Other operating income	14,587	—		14,587
Operating income	58,104	(3,445)		54,659

Other income (expense):
Interest expense, net	(51,690)	1,229	F	(50,461)
Other, net	6	—		6
Total other expense	(51,684)	1,229		(50,455)

Net income before taxes	6,420	(2,216)		4,204
Income tax expense	(1,900)	—		(1,900)
Income (loss) from continuing operations	4,520	(2,216)		2,304
Income from discontinued operations, net of income taxes	(179,466)	—		(179,466)
Net income	(174,946)	(2,216)		(177,162)
Less general partner's interest in net income	3,499	44		3,543
Less income allocable to unvested restricted units	(41)	1		(40)
Limited partners' interest in net income	$(171,488)	$(2,171)		$(173,659)

Net income per limited partner unit - basic and diluted	$(4.44)			$(4.49)
Weighted average limited partner units - basic	38,658,881			38,658,881
Weighted average limited partner units - diluted	38,658,881			35,658.881

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

Pro Forma Adjustments and Assumptions:

(A)To reflect the Partnership's cash proceeds of $22,400.

(B)To reflect the disposition of Mega Lubricants as set forth in the Asset Purchase and Sale Agreement relating to the disposition of Mega Lubricants.

(C)To reflect the application of the Partnership's net cash proceeds from the disposition of Mega Lubricants to reduce outstanding borrowings under the revolving credit facility.

(D)To reflect the gain incurred at the time of disposition of approximately $11,775 from the disposition of Mega Lubricants.

Net proceeds	$22,400
Less:
Carrying value of assets sold	10,625
Impact on equity	$11,775

(E)To reflect the removal of the operating results of Mega Lubricants as if the transaction occurred on January 1, 2019.

(F)To reflect the reduction in interest expense due to repayment of borrowings under the revolving credit facility using the net cash proceeds from the disposition of Mega Lubricants. The interest rates used for the pro forma adjustment were 4.21%, and 5.49% for the nine months ended September 30, 2020, and year ended December 31, 2019, respectively. The interest rates used were calculated using a weighted average interest rate applicable during the period being presented.